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                            [TENNECO INC. LETTERHEAD]


PERSONAL AND CONFIDENTIAL

Gregg Sherrill
2010 E. Windsor Place, #E
Milwaukee, WI 532021

Dear Gregg::

Per our conversations, Tenneco Inc. (the "Company"), as a condition to your employment as Chairman and Chief Executive Officer of the Company, has requested that you agree as follows:

1. Non-Competition You agree that for a period of one year after the termination of active employment by the Company and its subsidiaries and affiliates, you shall not, except as permitted by the Company's prior written consent, in any capacity in which Confidential Information or Trade Secrets of the Company would reasonably be regarded as useful, engage in, be employed by, or in any way advise or act for any business which is a competitor of the Company or any of its subsidiaries or affiliates with respect to any of the products or services provided by the Company or any of its subsidiaries or affiliates and within the national and international geographic markets served by the Company or any of its subsidiaries or affiliates. This restriction shall also apply to any ownership or other financial interest in such a competitor except the ownership of less than five percent of the shares of any corporation whose shares are listed on a recognized stock exchange or trade in an over-the-counter market. You agree that the scope of this covenant is reasonably necessary for the Company's protection from unfair competition.

2. Confidential Information. (a) You agree to hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries or affiliates, and their respective businesses, which shall have been obtained by you during your employment by the Company or any of its subsidiaries or affiliates (collectively "Confidential Information") and which shall not be or become public knowledge (other than by your acts or acts of your representatives in violation of this letter agreement). During your employment and for two years after termination of your employment with the Company or any of its subsidiaries or affiliates, you, except as may otherwise be required by law or legal process, shall not use any such Confidential Information except on behalf of the Company and its subsidiaries and affiliates and shall not communicate or divulge any such Confidential Information to anyone other than the Company and those designated by it. Nothing in this paragraph is intended or shall be construed to limit in any way your independent duty not to misappropriate Trade Secrets of the Company.

     (b) "Trade Secret" means information of the Company or any of its subsidiaries or affiliates, including a formula, pattern, compilation, program, device, method, technique or process, that derives independent economic value, actual or potential, from not being generally

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known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and that is the subject of efforts by the Company or any of its subsidiaries or affiliates to maintain its secrecy that are reasonable under the circumstances. During your employment with the Company and its subsidiaries and affiliates, you shall preserve and protect Trade Secrets from unauthorized use or disclosure, and after termination of such employment, you shall not use or disclose any Trade Secret until such time as that Trade Secret is no longer a secret as a result of circumstances other than a misappropriation involving you.

Please acknowledge your agreement with these terms by executing a copy of this letter in the space provided below and returning it to me.

                                        Sincerely,

                                        TENNECO INC.


                                        By: /s/ Timothy R. Donovan
                                            ----------------------
                                            Timothy R. Donovan
                                            Its: Executive Vice President and
                                            General Counsel

ACKNOWLEDGED and ACCEPTED


/s/ Gregg Sherrill
Date: January 15, 2007